UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2019

ReWalk Robotics Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Hatnufa St., Floor 6, Yokneam Ilit, Israel	2069203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +972.4.959.0123

Not applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act	Name of exchange on which registered	Trading symbol
Ordinary shares, par value $0.25	Nasdaq Capital Market	RWLK

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On June 5, 2019  and June 6, 2019, ReWalk Robotics Ltd. (the “Company”) entered into warrant exercise agreements (the “Exercise Agreements”) with certain institutional investors (the “Holders”) of warrants to purchase the Company’s ordinary shares (the “Public Warrants”), par value NIS 0.25 per share (the “Ordinary Shares”), previously issued in the Company’s follow-on offering in November 2018, pursuant to which the Holders agreed to exercise in cash their Public Warrants to purchase an aggregate of 1,464,665 Ordinary Shares at the existing exercise price of $7.50 per share, for gross proceeds (before placement agent fees and expenses of approximately $1 million) to the Company of approximately $11 million.

The Company expects to use the proceeds of the exercise of the Public Warrants for (i) sales, marketing and reimbursement expenses related to market development activities of the ReStore device and broadening third-party payor coverage for the ReWalk Personal device, and (ii) research and development costs related to developing the Company’s lightweight exo-suit technology for various lower limb disabilities, including stroke and other indications affecting the ability to walk.

Under the Exercise Agreements, the Company also agreed to issue to the Holders new warrants to purchase up to 1,464,665 Ordinary Shares at an exercise price of $7.50 per share and exercise period of five years (the “Private Placement Warrants”). The exercise price and number of Ordinary Shares issuable upon exercise of the Private Placement Warrants are subject to appropriate customary adjustments in the event of stock dividends, stock splits, reorganizations or similar events affecting the Company’s Ordinary Shares and the exercise price. Each Holder (together with its respective affiliates) may not exercise any portion of the Private Placement Warrants to the extent that the Holder would own more than 4.99% (or, at the Holder’s option upon initial issuance, 9.99%) of the Company’s outstanding Ordinary Shares immediately after exercise. However, upon at least 61 days’ prior notice from the Holder to the Company, a Holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding Ordinary Shares after exercising the Holder’s Private Placement Warrant up to 9.99% of the number of the Company’s Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Private Placement Warrant. The Private Placement Warrants transaction subsequently closed and the Private Placement Warrants were issued on June 5, 2019 and June 6, 2019.

The Public Warrants and the Ordinary Shares underlying the Public Warrants are registered for offer and sale under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s effective registration statement on Form S-1 (File No. 333-227852), filed in connection with the Company’s public follow-on offering in November 2018. The Company negotiated the Exercise Agreements with each Holder individually before reaching a form of exercise agreement. For information on the exemption from registration under the Securities Act for the issuance and sale of the Private Placement Warrants, see Item 3.02 below.

The foregoing summaries of the terms of the Private Placement Warrants and Exercise Agreements are subject to, and qualified in their entirety by reference to, the form of private placement warrant and form of warrant exercise agreement with the Holders, which are filed as Exhibits 4.1 and 10.1 to this current report on Form 8-K, respectively, and are incorporated herein by reference. For further discussion of the terms of the Public Warrants, see the Company’s current report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on November 21, 2018, which is incorporated herein by reference.1

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the issuance of the Private Placement Warrants and the Wainwright Warrants set forth in Item 1.01 and Item 8.01, respectively, of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.2 The Private Placement Warrants and Wainwright Warrants were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering, including Rule 506 of Regulation D thereunder. Each Holder represented to the Company its knowledge and financial sophistication as an investor and its ability to bear the economic risk of its investment.

1 NTD: Printer to please hyperlink as required by new SEC rules.

2 NTD: Printer to please hyperlink as required by new SEC rules.

Item 8.01 Other Events.

In connection with the Exercise Agreements, the Company engaged H.C. Wainwright & Co., LLC to act as the Company’s exclusive placement agent. Pursuant to an Engagement Agreement dated June 5, 2019 (the “Engagement Agreement”), the Company agreed to pay the Placement Agent a cash placement fee equal to 7.5% of the aggregate purchase price and a management fee equal to 1.0% of the aggregate purchase price, plus (i) a non-accountable expense allowance of $30,000 and (ii) reimbursement for legal fees and expenses of up to $50,000. In addition, the Company agreed to issue to the Placement Agent warrants exercisable for 6.0% of the aggregate number of shares issued upon exercise of the Public Warrants, at an exercise price equal to $9.375, or 125% of the price per share, with an exercise period of five years (the “Wainwright Warrants”). The foregoing summary of the terms of the Wainwright Warrants is subject to, and qualified in their entirety by reference to, the form of Wainwright Warrant, which is filed as Exhibit 4.2 to this current report on Form 8-K and is incorporated herein by reference.

The representations, warranties and covenants contained in the Exercise Agreement were made solely for the benefit of the parties thereof. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the exercise agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Accordingly, the form of exercise agreement is included with this filing only to provide investors with information regarding the terms of the transactions. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Exercise Agreements, which subsequent information may or may not be fully reflected in public disclosures.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description
4.1	Form of Private Placement Warrant.
4.2	Form of Wainwright Warrant.
10.1	Form of Warrant Exercise Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ReWalk Robotics Ltd.

Dated: June 11, 2019	By:	/s/ Ori Gon
	Name:	Ori Gon
	Title:	Chief Financial Officer

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